UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2008
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13397 (Commission File Number)	22-3514823 (IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois (Address of Principal Executive Offices)	60154-5749 (Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
     On August 5, 2008, Bunge Limited (“Bunge”), Bleecker Acquisition Corp, a direct, wholly owned subsidiary of Bunge (“Merger Sub”) and Corn Products International, Inc. (“Corn Products”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Merger Sub and Corn Products (the “Merger Agreement”).
     Pursuant to the Amendment, the parties amended Section 4.03(a) of the Merger Agreement relating to Corn Products’ capital stock to correct certain technical errors in that section of the Merger Agreement. In addition, the parties amended Section 8.01(e) of the Merger Agreement and Schedule 8.01(e) to the Merger Agreement to reflect that clearance from South Korean antitrust regulatory authorities is not a condition to the closing of the merger.
Item 9.01     Financial Statements and Exhibits
          (d) Exhibits

Exhibit No.	Description
2.1	Amendment dated as of August 5, 2008, to Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: August 5, 2008	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment dated as of August 5, 2008, to Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

4